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                            AUDESI TECHNOLOGIES INC.

                                STOCK OPTION PLAN

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

SECTION 1 - PURPOSE OF THE PLAN..............................................    1

      1.1      Purpose.......................................................    1

SECTION 2 - DEFINITIONS AND INTERPRETATION...................................    1

      2.1      Definitions...................................................    1

      2.2      Interpretation................................................    2

SECTION 3 - GENERAL PROVISIONS OF THE PLAN...................................    2

      3.1      Administration................................................    2

      3.2      Shares Reserved...............................................    2

      3.3      Non-Exclusivity of Option Plan................................    2

      3.4      Amendment of Plan and Options.................................    2

      3.5      Compliance with Laws..........................................    3

SECTION 4 - GRANT OF OPTIONS.................................................    3

      4.1      Option Agreement..............................................    3

      4.2      Exercise Price................................................    3

      4.3      Time of Exercise..............................................    3

      4.5      Early Expiry..................................................    4

      4.6      Non-Assignable................................................    4

      4.7      No Rights as Shareholder or to Remain an Eligible Person......    4

      4.8      Adjustments to Common Shares..................................    4

SECTION 5 - EXERCISE OF OPTIONS..............................................    5

      5.1      Manner of Exercise............................................    5

      5.2      Delivery of Share Certificate.................................    5

      5.3      Listing on a Stock Exchange...................................    5

SECTION 6 - PUBLIC OFFERING..................................................    6


SCHEDULE A - FORM OF OPTION AGREEMENT
SCHEDULE B - FORM OF NOTICE OF EXERCISE
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                                       i.
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                        SECTION 1 - PURPOSE OF THE PLAN

1.1  PURPOSE

     The purpose of the AudeSi Technologies Inc. Stock Option Plan is to assist and encourage directors, officers, employees and Consultants of the Corporation to work towards and participate in the growth and development of the Corporation by providing such persons with the opportunity, through stock options, to acquire ownership in the Corporation.


                   SECTION 2 - DEFINITIONS AND INTERPRETATION

2.1  DEFINITIONS

     For the purposes of this Plan, the following terms will have the following meanings:

     (a)  "Board" means directors of the Corporation;

     (b)  "Common Shares" means common shares of the Corporation;

     (c) "Consultant" means an individual engaged directly or indirectly to provide consulting services for the Corporation or any Subsidiary;

     (d) "Corporation" means AudeSi Technologies Inc. and any successor corporation thereto and will include any subsidiary if the contract permits;

     (e) "Eligible Person" means any director, officer, employee or Consultant of the Corporation;

     (f) "Exercise Price" means the price per Common Share at which Common Shares may be subscribed for by a particular Optionholder;

     (g)  "Expiry Date" means the date on which an Option expires;

     (h)  "Grant Date" means the date on which an Option is granted;

     (i) "Notice of Exercise" means a notice, in the form set out in Schedule B giving notice of the exercise of an Option;

     (j) "Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

     (k) "Option Agreement" means an agreement in the form set out in Schedule A between the Corporation and an Eligible Person setting out the terms of an Option;

     (l) "Optioned Shares" means the Common Shares that may be subscribed for by a particular Optionholder;

     (m)  "Optionholder" means a person to whom an Option has been granted;

     (n)  "Plan" means this Stock Option Plan;

     (o) "Subsidiary" means any corporation that is a subsidiary of the Corporation as defined in the SECURITIES ACT (Alberta).

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                                       -2-

2.2  INTERPRETATION

     (a)  Time shall be the essence of this Plan.

     (b) Words denoting the singular number include the plural and vice versa and words denoting the masculine include the feminine.

     (c) This Plan and all matters to which reference is made herein will be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein.


                   SECTION 3 - GENERAL PROVISIONS OF THE PLAN

3.1  ADMINISTRATION

     (a) The Plan will be administered by the Board provided that the Board may delegate all or any of the administration of the Plan to a compensation committee or to management.

          If a compensation committee is appointed all references to the Board will be deemed to be references to the compensation committee. If management is appointed to administer the Plan then Options so granted shall be conditional on subsequent ratification by the Board.

     (b) Subject to the limitations of the Plan, the Board has the authority to:

          (i)   grant Options to Eligible Persons:

          (ii)  determine the terms of Options; and

          (iii) interpret the Plan and determine all questions arising out of the Plan and any Option granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Corporation and all other affected persons.

3.2  SHARES RESERVED

     (a) Up to 700,000 Common Shares are reserved for issuance pursuant to Options granted under the Plan.

     (b) The maximum number of Common Shares that may be reserved for issuance to any one Eligible Person pursuant to Options granted under the Plan is 5% of the number of Common Shares outstanding at the time of reservation.

     (c) Any Common Shares subject to an Option that expires or terminates without having been fully exercised may be made the subject or a further Option. No fractional Common Shares may be issued under the Plan.

3.3  NON-EXCLUSIVITY OF OPTION PLAN

     Nothing will prevent the Board from adopting other share compensation arrangements.

3.4  AMENDMENT OF PLAN AND OPTIONS

     (a) The Board may amend, suspend or terminate the Plan at any time, provided that no such amendment, suspension or termination may:

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                                       -3-

          (i) increase the maximum number of Common Shares that may be reserved for issuance pursuant to Options granted under the Plan; or

          (ii) alter or impair any Options previously granted to an Optionholder without the consent or deemed consent of the Optionholder.

     (b) The Board may amend the terms of any outstanding Option (including, without limitation, the cancellation of an Option or an amendment to the date or dates on which an Option or a portion thereof vests and so becomes exercisable), provided that:

          (i)   any required regulatory and shareholder approvals are obtained;

          (ii) the Board would have had the authority to initially grant the Option under terms as so amended; and

          (iii) the consent or deemed consent of the Optionholder is obtained.

3.5  COMPLIANCE WITH LAWS

     The Plan, the grant and exercise of Options and the Corporation's obligation to issue Common Shares on exercise of Options will be subject to all applicable federal, provincial and foreign laws, rules and regulations. No Option will be granted and no Common Shares will be issued under the Plan where such grant or issue would require registration of the Plan or of such Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue of Common Shares in violation of this provision will be void. Common Shares issued to Optionholders pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.


                          SECTION 4 - GRANT OF OPTIONS

4.1  OPTION AGREEMENT

     On the grant of an Option, the Corporation will deliver to the Optionholder an Option Agreement dated the Grant Date, and upon return of the Option Agreement executed by the Optionholder, such Optionholder will be a participant in the Plan.

4.2  EXERCISE PRICE

     The Exercise Price will be determined by the Board at the time of grant, subject to such price adjustments as may be required from time to time under applicable law or the regulations, by-laws or rules of any applicable regulatory authority.

4.3  TIME OF EXERCISE

     Unless otherwise determined by the Board, all Options will vest and may be exercised as to 25% at the end of the first year after the date of the grant and thereafter will vest and may be exercised as to 1/1,095 of the balance per day so that all Options will be fully vested and may be exercised at the end of four years from the date of the grant.

4.4  EXPIRY DATE

     The Expiry Date of an Option will be six (6) years after the Grant Date, subject to:

     (a) the right of the Board to determine at the time of grant that a particular Option will have a shorter or longer term, not to exceed ten years from the Grant Date;

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                                       -4-

     (b)  the provisions of section 4.5 relating to early expiry; and

     (c) compliance with applicable law and the regulations, by-laws or rules of any applicable regulatory authority.

4.5  EARLY EXPIRY

     An Option will expire before its Expiry Date in the following events and manner:

     (a) if an Optionholder dies, the Options which have then vested in accordance with clause 4.3 may be exercised by the legal personal representatives of the Optionholder during the period ending 12 months after the death of the Optionholder;

     (b) if an Optionholder resigns his office or employment, is dismissed (with or without cause), his contract as a Consultant terminates at its normal termination date or his contract as a Consultant is terminated by the Corporation before its normal termination date (with or without cause), the portion of the Option that is exercisable at the date of resignation, dismissal or termination may be exercised by the Optionholder during the period ending 90 days after the date of resignation, dismissal or termination; and

     (c) if an Optionholder retires due to age or due to permanent disability Options which have then vested in accordance with clause 4.3 may be exercised by the Optionholder during the 90 days after the date of retirement or termination; subject in all cases to the earlier expiration of an Option on its applicable Expiry Date.

4.6  NON-ASSIGNABLE

     Except as provided in section 4.5(a), an Option may be exercised only by the Optionholder and is not assignable.

4.7  NO RIGHTS AS SHAREHOLDER OR TO REMAIN AN ELIGIBLE PERSON

     (a) An Optionholder will only have rights as a shareholder of the Corporation with respect to those of the Optioned Shares that the Optionholder has acquired through exercise of the Option in accordance with its terms.

     (b) Nothing in this Plan or in any Option Agreement will confer on any Optionholder any right to remain as a director, officer, employee or Consultant of the Corporation.

4.8  ADJUSTMENTS TO COMMON SHARES

     The number of Common Shares issued on exercise of an Option will be adjusted as follows subject to the right of the Board to make such other or additional adjustments as are appropriate in the circumstances:

     (a) upon (i) a subdivision of the Common Shares into a greater number (ii) a consolidation of the Common Shares into a lesser number or (iii) the issue of a stock dividend on exercise of an Option the Corporation will deliver without the Optionholder making any additional payment, such greater or lesser number of Common Shares as result from the subdivision, consolidation or stock dividend;

     (b) if the Corporation makes any distribution to holders of the Common Shares except cash dividends in the ordinary course or dividends in specie of Common Shares on exercise of an Option, without the Optionholder making any additional payment the Corporation will issue the optioned Shares and a proportionate share of the distribution;

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                                       -5-


     (c) if the Corporation undertakes a capital reorganization, amalgamation, or other form of business combination of the Corporation with another corporation or a sale, lease or exchange of all or substantially all of the property of the Corporation, on exercise of an option, in lieu of the Optioned Shares in respect of which the right to purchase is being exercised, the Corporation will deliver the kind and amount of shares or property as result from such event;

     (d) an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative; and

     (e) the Corporation will not be required to issue fractional Common Shares or other securities under the Plan and any fractional interest in a Common Share or other security that would otherwise be delivered upon the exercise of an option will be cancelled.


                         SECTION 5 - EXERCISE OF OPTIONS

5.1  MANNER OF EXERCISE

     An Optionholder who wishes to exercise an option may do so by delivering the following to the Corporation on or before the Expiry Date of the option:

     (a)  a completed Notice of Exercise; and

     (b) a cheque (which need not be a certified cheque) or bank draft payable to the Corporation for the aggregate Exercise Price for the optioned Shares being acquired.

     If the Optionholder is deceased, the Option may be exercised by the legal personal representatives of the Optionholder who, in addition to delivering to the Corporation the Notice of Exercise and cheque or bank draft described above, must also deliver to the Corporation evidence of their status.

5.2  DELIVERY OF SHARE CERTIFICATE

     Not later than five business days after receipt of the Notice of Exercise and payment in full for the Optioned Shares being acquired, the Corporation will direct its transfer agent to issue a certificate in the name of the Optionholder (or, if deceased, his estate) for the number of Optioned Shares purchased by the Optionholder (or his estate), which will be issued as fully paid and non-assessable Common Shares.

5.3  LISTING ON A STOCK EXCHANGE

     In circumstances where the Board passes a resolution authorizing the Corporation to make an application to have the Corporation's common shares listed for trading on any stock exchange, NASDAQ or the Canadian Dealing Network (each a "Stock Market") and the Stock Market or other regulatory authority having jurisdiction over the Corporation has advised the Corporation that some or all of the outstanding Options must be cancelled, repriced upwards or otherwise revised before the Corporation's common shares can be listed on such Stock Market, the Corporation shall so notify the Optionholders in writing (the "Listing Notice"), in which case the Optionholders shall have 10 days following receipt or deemed receipt of the Listing Notice to exercise the Options to the extent they were entitled to exercise them as at the date of the Listing Notice, failing which the Options shall be deemed to have been exercised in full without any payment by the Optionholder and, in such case, an Optionholder shall be entitled to receive the number of shares of the Corporation as is determined by the formula ((X-Y) x Z)/X where X equals the price at which the Corporation proposes to offer the shares to the public by way of its initial public offering, Y equals the exercise price of the Optionholder's Options and Z equals the

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     number of shares otherwise issuable upon exercise of the Optionholder's
     Options. Any fractional amounts resulting from the above calculation will be rounded up to the nearest whole number of common shares.


                          SECTION 6 - PUBLIC OFFERING

6.1 Each agreement in respect of the grant of options under this Plan shall also provide that in the event of a public offering of any shares of the Corporation, any option granted under the Plan shall be amended as is necessary to accommodate the public offering and the requirements of any regulatory authority or stock exchange having jurisdiction, or the concerns of the underwriters or agents in respect of such offering, acting reasonably.

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                      SCHEDULE A - FORM OF OPTION AGREEMENT

                            AUDESI TECHNOLOGIES INC.

                                STOCK OPTION PLAN

                                OPTION AGREEMENT

     This Option Agreement is entered into between AudeSi Technologies Inc. (the "Corporation") and the Optionholder named below pursuant to the AudeSi Technologies Inc. Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

     1.  on ___________________________ (the "Grant Date");

     2.  ___________________________________ (the "Optionholder");

     3. was granted a non-assignable option to purchase Common Shares (the "Optioned Shares") of the Corporation, exercisable as to 25% on each of the first anniversary date of the Grant Date and the balance on a proportionate daily basis over the next three years;

     4.  at a price (the "Exercise Price") of $__________ per Common Share; and

     5. for a term expiring at 5:00 p.m., Alberta time, on __________________ (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionholder acknowledges having read and understood the Plan.

     IN WITNESS WHEREOF the Corporation and the Optionholder have executed this Option Agreement as of __________________, 2000.

                                  AUDESI TECHNOLOGIES INC.

                                  By: ________________________________________

                                  By: ________________________________________


                                  ____________________________________________
                                  Name of Optionholder

                                  ____________________________________________
                                  Signature of Optionholder
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                     SCHEDULE B - FORM OF NOTICE OF EXERCISE

                            AUDESI TECHNOLOGIES INC.

                                STOCK OPTION PLAN

                               NOTICE OF EXERCISE

TO:  AudeSi Technologies Inc.

     -

     Calgary, Alberta

     -

     Attention:        -

     Reference is made to the Option Agreement made as of ____________________, 2000, between AudeSi Technologies Inc. (the "Corporation") and the Optionholder named below. The Optionholder hereby exercises the Option to purchase Common Shares of the Corporation as follows:

     Number of Optioned Shares for which
     Option being exercised:                       __________________

     Exercise Price per Common Share:              $_________________

     Total Exercise Price (in the form             $_________________
     of a cheque (which need not be a
     certified cheque) or bank draft
     tendered with this Notice of Exercise):

     Name of Optionholder as it is to appear
     on share certificate:                         ____________________________

     Address of Optionholder as it is to
     appear on the register of Common Shares
     of the Corporation and to which a
     certificate representing the Common
     Shares being purchased is to be delivered:    ____________________________

     Dated ___________________, ______.


                                           ____________________________________
                                           Name of Optionholder

                                           ____________________________________
                                           Signature of Optionholder